UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 24, 2018

GT BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

100 South Ashley Drive, Suite 600
Tampa, Florida 33602
 (Address of principal executive offices, including zip code)

(800) 304-9888
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2018, GT Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement with the purchasers identified on the signature pages thereto (individually, a “Purchaser,” and collectively, the “Purchasers”) pursuant to which the Company has issued to the Purchasers 10% Senior Convertible Debentures in an aggregate principal amount of $800,000 (the “Debentures”), which Debentures shall be convertible into the Company’s common stock (the “Common Stock”) at a price of $2 per share.

The issuance of the Debentures is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering and Regulation D promulgated under the Securities Act.

The foregoing summaries of the Securities Purchase Agreement and the Debentures are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The descriptions of the Debentures described in Item 1.01 are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
4.1	Form of 10% Senior Convertible Debenture

10.1	Securities Purchase Agreement by and among the Company and the Purchasers, dated September 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer

3